Exhibit 10.3

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the "Agreement") is dated as of this 29th  day of July, 2010 (the “Effective Date”), by and between Enhance Skin Products Inc., a Nevada corporation ("Seller"),  and Crisnic Fund SA (“Purchaser”).

RECITALS:

WHEREAS, Seller proposes to sell and deliver to Purchaser 750,000 shares of common stock of Seller (the “Shares”) as set forth herein; and

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereto agree as follows:

1.           Sale of Shares.  Seller hereby sells to Purchaser, and Purchaser hereby purchases from Seller, 750,000 Shares of Common Stock (the “Shares”) in consideration for a purchase price of $.04 per share or an aggregate total of $30,000 in immediately available funds (the “Purchase Price”).  Closing of the transaction shall be completed immediately upon receipt of the Shares in certificate form from Seller by delivery of the Purchase Price by wire transfer.

2.           Representations of Seller.  Seller represents and warrants to Purchaser as follows:

(a)     Seller has full legal power to execute and deliver this Agreement and to perform its obligations hereunder.  All acts required to be taken by Seller to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken; and this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement by Seller in accordance with its terms will not, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any encumbrance pursuant to, or require the consent of any third party or governmental authority pursuant to any franchise, mortgage, indenture or deed of trust or any material lease, license or other agreement or any law, regulation, order, judgment or decree to which Seller is a party or by which Seller (or any of its assets, properties, operations or businesses) may be bound, subject to or affected.

3.           Representations of Purchaser.  Purchaser hereby represents and warrants to Seller as follows:

(a)     Purchaser has full legal power to execute and deliver this Agreement and to perform its obligations hereunder.  All acts required to be taken by Purchaser to enter into this Agreement and to carry out the transactions contemplated hereby and thereby have been properly taken; and this Agreement constitutes a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement by Purchaser in accordance with its terms will not, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any encumbrance pursuant to, or require the consent of any third party or governmental authority.

(b)     Purchaser is an “accredited investor” in accordance with Rule 504 of Regulation D of the Securities Exchange Act of 1934, as amended.

(c)     The Purchaser understands and agrees that the Shares cannot be transferred or assigned and that there is and will be no public market therefore, and, accordingly, that it may not be possible for the Purchaser readily, if at all, to liquidate this investment in the Shares in case of an emergency or otherwise and that the stock certificate(s) issued to the Purchaser in addition to any other legends that may be imposed thereon, will contain the following legend:   “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY OTHER APPLICABLE STATE SECURITIES ACT.  THE SECURITIES MAY NOT BE PLEDGED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS COVERING THE SECURITIES OR AN OPINION OF QUALIFIED COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

4.           Piggyback Registration Rights.  If  at  any  time  or  from  time to time Seller shall propose to file on its behalf or on behalf of any of its security holders  a  registration statement under the Securities Act on Form S-1, S-2 or S-3  (or  on  any  other  form  for the general registration of securities), including without limitation that registration statement which is contemplated to register shares on behalf of Seller under that certain Indirect Primary Offering Agreement of even date herewith, Seller shall include in  such registration (and any related qualification under blue sky or other state securities laws or other compliance) all the Shares.  Such registration shall be at the full cost and expense of Seller.

5.           Governing Law; Venue.  This Agreement is governed and constructed under and in accordance with the laws of the State of New York without giving effect to principles of conflicts of law.  For purposes of any action or proceeding involving the Escrow Agreement each of the Parties to this Agreement expressly submits to the jurisdiction of the federal and state courts located in the State of New York and consents to the service of any process or paper by registered mail or by personal service within or without the State of New York in accordance with applicable law, provided a reasonable time for appearance is allowed.

6.           Headings.  The headings of the sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

7.           Entire Agreement; Amendment.  This Agreement, along with any other agreement executed on the date hereof between the parties to this Agreement, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters.  This Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge.

8.           Signature in Counterparts.  This Agreement may be executed in separate counterparts, none of which need contain the signature of all parties, each of which shall be deemed to be an original and all of which taken together constitute one and the same instrument.  It is not necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the Parties to this Agreement is sought.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SELLER:

Enhance Skin Products Inc.

By:____________________________________
Samuel Asculai, Ph.D.
President, Chief Executive Officer

PURCHASER:

Crisnic Fund SA

By:  _________________________________________
Tony Gentile
Portfolio Manager